UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  September 6, 2016

COMSTOCK RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF NEVADA	001-03262	94-1667468
(State or other jurisdiction incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5300 Town and Country Boulevard
Suite 500
Frisco, Texas 75034
(Address of principal executive offices)

(972) 668-8800
(Registrant's Telephone No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 6, 2016, Comstock Resources, Inc. ("Comstock" or the "Company") entered into an amendment to its net operating loss carryforwards rights plan (the "Rights Plan") with American Stock Transfer & Trust Company, LLC, as rights agent, to accelerate the final expiration date of the associated purchase rights under the Rights Plan to September 6, 2016.  This amendment effectively terminated the Rights Plan.
A copy of the amendment to the Rights Plan is attached as Exhibit 4.1 to this report and is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders

The information required by Item 3.03 is incorporated by reference from Item 1.01 above.

Item 8.01 Other Events

On September 6, 2016, the Company issued a press release relating to the completion of its previously announced exchange offer and consent solicitation for its existing senior notes, as well as the amendment to the Rights Plan described above.
A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit 4.1	First Amendment to Rights Agreement dated September 6, 2016 between Comstock Resources, Inc. and American Stock Transfer & Trust Company, LLC, as rights agent.
Exhibit 99.1	Press Release dated September 6, 2016.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMSTOCK RESOURCES, INC.

Dated: September 6, 2016	By:	/s/ ROLAND O. BURNS
Roland O. Burns
President and Chief Financial Officer